Exhibit 21

                 SUBSIDIARIES OF MARKETING SERVICES GROUP, INC.



                  All-Comm Acquisition Corporation*     (100%)

                  All-Comm Holdings, Inc.*              (100%)

                  Alliance Media Corporation            (100%)

                  Metro Direct, Inc.                    (100%)

                  Stephen Dunn & Associates, Inc.       (100%)

                  Media Marketplace, Inc.               (100%)

                  Media Marketplace Media Division      (100%)

                  Pegasus Internet, Inc.                (100%)

                  Metro Fulfillment, Inc.               (100%)


                *Dissolved in June 1997